UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on June 6, 2016, shareholders elected the two Class II director nominees for three-year terms, ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and approved (on an advisory basis) the Company’s named executive officer compensation.  The annual meeting proposals were described in detail in the Company’s definitive proxy statement filed on April 25, 2016 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1 — Election of Directors

Class II Nominees	Votes For	Votes Withheld	Broker Non-Votes
Benjamin Wolin	53,188,068	820,804	5,921,724
Kenneth O. Klepper	52,032,400	1,976,472	5,921,724

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
58,845,322	1,072,860	12,414

Proposal 3 — Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstain	Broker Non-Votes
52,589,684	1,380,396	38,792	5,921,724

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Sean M. Whelan
Sean M. Whelan
Chief Financial Officer

Date: June 7, 2016